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EXHIBIT 99.1

(ROCKFORD CORPORATION LOGO)

Executive Contact:                      Investor Relations Contact:
Jim Thomson                             Andrea Miner
Chief Financial Officer                 Investor Relations Coordinator
Rockford Corporation                    Rockford Corporation
(480) 967-3565                          (480) 967-3565

                         ROCKFORD CORPORATION ANNOUNCES
                     NEW $12.5 MILLION PRIVATE PLACEMENT AND

                      PAYOFF OF $4 MILLION JUNIOR TERM LOAN

Tempe, Ariz., June 14, 2004/PRNewswire/ -- Rockford Corporation (NASDAQ:ROFO) today announced that it has entered into agreements for the private placement of $12.5 million of the Company's 4.5% convertible senior subordinated secured notes due 2009 and warrants to purchase 649,810 shares of common stock at $5.75 per share. The private placement closed on June 11, 2004.

Upon issuance, the noteholders may convert the notes into the Company's common stock at any time prior to the scheduled maturity date of June 10, 2009. The conversion price is $5.29 per share, which represents a 15% premium over the closing price of the Company's common stock on June 9, 2004. If fully converted, the Notes will convert into 2,362,949 shares of the Company's common stock. The Company has the right to automatically convert the notes into common stock if the common stock trades above a specified target price for a specified period. The Company may also force the exercise of the warrants under certain circumstances prior to their expiration date. The Company has further agreed to register the notes, warrants and common stock issuable upon conversion of the notes or exercise of the warrants.

The Company intends to use the net proceeds from the sale to pay off its $4 million junior term loan with Hilco Capital LP ("Hilco") and to pay down its revolving $45 million asset based credit facility with Congress Financial Corporation (Western), as agent ("Congress"). This resolves the default under the Hilco facility previously reported by the Company.

Also today, the Company announced that it had received a waiver of its previously announced violation of covenants associated with the Company's $45 million revolving credit facility with Congress. In addition, the Company has modified and renegotiated new financial covenants with Congress.


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The Securities are being sold to accredited investors in reliance on Regulation
D under the Securities Act of 1933, as amended. Piper Jaffray & Co. served as the exclusive placement agent.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

                           ABOUT ROCKFORD CORPORATION

Rockford is a designer, manufacturer and distributor of high-performance audio systems for the mobile, professional, and home theater audio markets. Rockford's mobile audio products are marketed under the Rockford Fosgate, Lightning Audio, MB Quart, Q-Logic, InstallEdge.com, Omnifi and SimpleDevices brand names. Rockford's professional audio and home theatre products are marketed under the Hafler, Fosgate Audionics, MB Quart, and Omnifi brand names.

                      FORWARD-LOOKING STATEMENT DISCLOSURE

In this press release we make statements about our future business strategy and other matters. These statements should be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Our actual results could differ materially from those discussed in or implied by these forward-looking statements. The forward-looking events we discuss in this press release might not occur in light of the risks, uncertainties and assumptions we have identified in this press release or other risks we have not identified or anticipated. We caution you not to place undue reliance on our forward-looking statements, which speak only as at the date on which they are made. Our actual results may differ materially from those described in our forward-looking statements. We undertake no obligation and disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. When considering our forward-looking statements, you should keep in mind that many significant risks could cause our actual results to vary from our current expectations.

For a more detailed discussion of the risks we face, please refer to the risk factors and cautionary statements identified in our filings with the Securities and Exchange Commission, including specifically the risk factors identified in exhibit 99.1 to our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2003, filed with the SEC on March 30, 2004. The risk factors noted above, the risk factors discussed in our SEC filings, and other factors that we do not currently anticipate, may cause our actual results to differ significantly from those anticipated in our forward-looking statements.